EXHIBIT 99.1

Name of Holder(s):
________________________________

Senior Preferred Stock Held: ____________ shares

Accumulated Dividends as of December 31, 1995: ____________

Subscription Rights: ____________ shares

THIS SUBSCRIPTION WILL BE VOID UNLESS RECEIVED BY THE COMPANY BY 5:00 P.M., PHILADELPHIA TIME, ON DECEMBER 20, 1996. THE OFFERING MAY BE TERMINATED AT ANY TIME BY THE COMPANY IN ITS SOLE DISCRETION WITHOUT NOTICE TO OFFEREES. THE SHARES OFFERED INVOLVE A HIGH DEGREE OF RISK.

                        SUBSCRIPTION AND WAIVER AGREEMENT

First Lehigh Corporation
1620 Pond Road
Allentown, Pennsylvania 18104
Attention:   James L. Leuthe, Chairman

Gentlemen:

         This Subscription and Waiver Agreement accompanies the Prospectus dated November 7, 1996 (the "Prospectus") relating to the offering by First Lehigh Corporation (the "Company"), a Pennsylvania corporation, of up to 57,000 shares (the "Shares") of Senior Preferred Stock (the "Senior Preferred Stock"), $.01 par value, solely to each holder (a "Holder" or the "Holders") of currently outstanding shares of Senior Preferred Stock in exchange for such Holder's agreement to waive such Holder's right to receive and be paid dividends that have accumulated on such Holder's shares of Senior Preferred Stock from the date of their issuance through December 31, 1995 pursuant to the terms of the Company's Articles of Incorporation ("Accumulated Dividends"), but which the Company is not currently permitted to declare and pay because of restrictions contained in certain regulatory orders to which the Company and its subsidiary, First Lehigh Bank, are subject and restrictions contained in the Company's Articles of Incorporation.

         1. Subscription. Subject to the terms and conditions set forth herein and in the Prospectus, the undersigned hereby irrevocably subscribes for the number of Shares set forth above under "Subscription Rights," calculated at the rate of one Share for each $5.00 of Accumulated Dividends that are waived by him under Section 2 hereof. The undersigned acknowledges that no Holder may purchase more than such Holder's pro rata portion of such Shares determined by dividing
(a) the total amount of the Accumulated Dividends through December 31, 1995 on the number of shares of Senior Preferred Stock currently held by such Holder set forth above (the "Holder's Stock") by (b) $5.00.

         2. Waiver and Release. In consideration for the Shares subscribed for in Section 1 hereof, the undersigned hereby (a) waives all rights the undersigned has, now and hereafter, to be paid and receive the Accumulated Dividends on the Holder's Stock, (b) waives, relinquishes and releases any and all rights and claims that the undersigned has or may have against the Company with respect to such Accumulated Dividends and (c) accepts the Shares subscribed for in Section 1 hereof in full satisfaction of such Accumulated Dividends. The undersigned acknowledges that no fractional shares of Senior Preferred Stock will be issued to him, and the undersigned agrees that any remaining amount of Accumulated Dividend of less than $5.00 will be paid to him in cash at the time of delivery of the stock certificates representing the Shares.

         3. Delivery of Stock Certificate(s). The undersigned delivers herewith to the Company the stock certificate(s) representing the Holder's Stock. The undersigned agrees and consents to the placement of the following legend on such certificate(s) (or on replacement certificate(s) representing such Holder's Stock):


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                THE HOLDER AND ALL SUBSEQUENT HOLDERS OF THIS CERTIFICATE HEREBY
                ACKNOWLEDGE THAT ALL DIVIDENDS THAT HAVE ACCUMULATED THROUGH DECEMBER 31, 1995 UNDER THE COMPANY'S CERTIFICATE OF INCORPORATION WITH RESPECT TO THE SHARES OF SENIOR PREFERRED STOCK OF THE COMPANY REPRESENTED BY THIS CERTIFICATE HAVE BEEN WAIVED AND SATISFIED IN FULL, AND, THEREFORE, DIVIDENDS ACCUMULATE WITH RESPECT TO SUCH SHARES COMMENCING
                JANUARY 1, 1996.

If this subscription is rejected, the Company will promptly return the undersigned's certificate(s) submitted herewith without such legend, and this Subscription and Waiver Agreement shall be rendered null and void and have no further force and effect.

         4. Representations and Warranties of the Undersigned. The undersigned, and each of them if more than one person is executing this Subscription and Waiver Agreement, hereby represents and warrants to the Company as follows:

         (a) The undersigned is the sole legal and beneficial owner of the Holder's Stock and has the sole right to receive any dividends on the Holder's Stock, upon declaration and payment thereof by the Company. The undersigned has not assigned, transferred or pledged or agreed to assign, transfer or pledge the Holder's Stock or any interest therein, including the right to receive dividends thereon, to any other person or entity, and the Holder's Stock is not subject to any lien, security interest or other encumbrance whatsoever.

         (b) The certificate(s) delivered herewith pursuant to Section 3 hereof represent all of the shares of Senior Preferred Stock legally and beneficially owned by the undersigned.

         (c) The undersigned has received and reviewed the Prospectus and is basing the decision to waive the Accumulated Dividends and release the Company from any obligation to declare and pay such Accumulated Dividends upon the information contained in the Prospectus.

         5. Acceptance of Subscription. The undersigned understands and agrees that this subscription is made subject to the following terms and conditions:

                (a) The Company shall have the right to reject this subscription in whole or in part; and

                (b) The Company shall have the right to extend the offering until March 10, 1997 or to terminate the offering at any time in its sole discretion and without notice to the undersigned.

         6. Binding Effect. The undersigned agrees that he may not cancel, terminate or revoke this Subscription and Waiver Agreement or any agreement of the undersigned made hereunder and that this Subscription and Waiver Agreement shall be binding upon the undersigned's heirs, executors, administrators, successors and assigns.

         7. No Waiver of Rights. Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the undersigned, the undersigned does not thereby or in any other manner waive any rights granted to him under federal or state securities laws.


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         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has executed this Subscription and Waiver Agreement as of the date set forth below.


-----------------------------------        -------------------------------------
Name (Please print or type)                Street Address

-----------------------------------        -------------------------------------
Authorized Signature                       State                      Zip Code

-----------------------------------        -------------------------------------
Name -- If more than one subscriber        Street Address
(Please print or type)

-----------------------------------        -------------------------------------
Authorized Signature                       State                      Zip Code


Social Security or Federal Taxpayer ID Number:___________________

Note: Please return all certificates representing shares of the Company's Senior
      Preferred Stock legally and/or beneficially owned by you with this Subscription and Waiver Agreement.

         First Lehigh Corporation hereby accepts the foregoing Subscription and Waiver Agreement subject to the terms and conditions hereof this ____ day of ___________, 1996.


                                              FIRST LEHIGH CORPORATION



                                              By:______________________________
                                                    James L. Leuthe, Chairman


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